Exhibit 10.4

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), is made as of the 9th day of October, 2020, by and among Aligos Therapeutics, Inc., a Delaware corporation (the “Company”), and each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor.”

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Preferred Stock and/or shares of Common Stock issued upon conversion thereof and possess registration rights, information rights, rights of first offer, and other rights pursuant to that certain Amended and Restated Investors’ Rights Agreement dated as of December 23, 2019, by and among the Company and such Existing Investors (the “Prior Agreement”);

WHEREAS, Section 6.6 of the Prior Agreement provides that any term of the Prior Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived only with the written consent of the Company and the Requisite Holders (as defined in the Certificate of Incorporation); provided, that any section of the Prior Agreement applicable to the Major Investors may not be amended, modified, terminated or waived without the written consent of the holders of at least a majority of the Registrable Securities then outstanding and held by the Major Investors; and provided further that any section of the Prior Agreement applicable to the Institutional Investors may not be amended, modified, terminated or waived without the written consent of the holders of at least a majority of the Registrable Securities then outstanding and held by the Institutional Investors;

WHEREAS, the Existing Investors constitute (i) the Requisite Holders, (ii) the holders of at least a majority of Registrable Securities currently outstanding and held by the Major Investors and (iii) the holders of at least a majority of the Registrable Securities currently outstanding and held by Institutional Investors, and desire to amend and restate the Prior Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement; and

WHEREAS, certain of the Investors are parties to that certain Series B-1 and B-2 Preferred Stock Purchase Agreement dated as of December 23, 2019 by and among the Company and such Investors (the “Purchase Agreement”), under which certain of the Company’s and such Investors’ obligations were conditioned upon the execution and delivery of the Prior Agreement by such Investors, Existing Investors holding at least a majority of the Registrable Securities, and the Company.

NOW, THEREFORE, the Existing Investors hereby agree that the Prior Agreement shall be amended and restated in its entirety by this Agreement, and the parties to this Agreement further agree as follows:

1.    Definitions. For purposes of this Agreement:

1.1    “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person,

including without limitation any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund, registered investment company or other investment fund now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person. Anything to the contrary in this paragraph notwithstanding, (i) neither Chugai Pharmaceutical Co., Ltd, a Japanese corporation (“Chugai”) and/or its subsidiaries (if any) nor Foundation Medicine, Inc., a Delaware corporation (“FMI”) and/or its subsidiaries, if any, shall be deemed as Affiliates of Roche Finance Ltd (“Roche”) unless Roche provides written notice of its desire to include Chugai, FMI and/or their respective subsidiaries (as applicable) as Affiliate(s) of Roche, (ii) (1) each Wellington Investor shall be deemed to be an “Affiliate” of each other Wellington Investor, and (2) an entity that is an “Affiliate” of a Wellington Investor shall not be deemed to be an “Affiliate” of any other Wellington Investor unless such entity is a Wellington Investor (and, for the avoidance of doubt, an “Affiliate” of such entity shall not be deemed an “Affiliate” of any Wellington Investor solely by virtue of being an “Affiliate” of such entity), (iii) investment funds directly or indirectly managed or advised by ATI are deemed to be Affiliates of ATI, and (iv) no entity shall be deemed an Affiliate of Novo Holdings A/S other than Novo Ventures (US), Inc. and Novo Holdings Principal Investments (US), Inc.

1.2    “Board of Directors” means the board of directors of the Company.

1.3    “Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.

1.4    “Common Stock” means shares of the Company’s common stock, par value $0.0001 per share.

1.5    “Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in the development of therapies for hepatologic diseases and viral infections, but shall not include any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than twenty percent (20)% of the outstanding equity of any Competitor and does not, nor do any of its Affiliates, have a right to designate any members of the board of directors of any Competitor; provided, however, that none of the Institutional Investors shall be deemed a Competitor.

1.6    “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.7    “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.8    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.9    “Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.10    “FOIA Party” means a Person that, in the reasonable determination of the Board of Directors, may be subject to, and thereby required to disclose non-public information furnished by or relating to the Company under, the Freedom of Information Act, 5 U.S.C. 552 (“FOIA”), any state public records access law, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any other similar statutory or regulatory requirement, provided, however, that none of the Institutional Investors or their Affiliates shall be deemed to be a FOIA Party.

1.11    “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.12    “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.13    “GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

1.14    “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.15    “ATI” means ATI Holdings LLC and its permitted successors and assigns.

1.16    “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, domestic partner, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

1.17    “Institutional Investors” means collectively Vivo Capital Fund VIII, L.P. (together with their Affiliates, including Vivo Capital Surplus Fund VIII, L.P.), Roche Finance Ltd (together with its Affiliates), Versant Venture Capital VI, L.P. (together with its Affiliates, including Versant Vantage I, L.P.), Novo Holdings A/S (together with its Affiliates), ATI (together with its Affiliates) and Wellington (together with its Affiliates).

1.18    “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.19    “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.20    “Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least 10,000,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).

1.21    “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.22    “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.23    “Preferred Stock” means, collectively, shares of the Company’s Series A Preferred Stock, Series B-1 Preferred Stock and Series B-2 Preferred Stock.

1.24    “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, held by the Investors; and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement.

1.25    “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.26    “Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Subsection 2.12(b) hereof.

1.27    “SEC” means the Securities and Exchange Commission.

1.28    “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.29    “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.30    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.31    “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.

1.32    “Series A Director” means any director of the Company that the holders of record of the Series A Preferred Stock are entitled to elect, exclusively and as a separate class, pursuant to the Certificate of Incorporation.

1.33    “Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.0001 per share.

1.34    “Series B Director” means the director of the Company that the holders of record of the Series B-1 Preferred Stock and Series B-2 Preferred Stock are entitled to elect, exclusively and as a separate class, pursuant to the Certificate of Incorporation.

1.35    “Series B-1 Preferred Stock” means shares of the Company’s Series B-1 Preferred Stock, par value $0.0001 per share.

1.36    “Series B-2 Preferred Stock” means shares of the Company’s Series B-2 Preferred Stock, par value $0.0001 per share.

1.37    “Wellington” means Wellington Biomedical Innovation Master Investors (Cayman) I L.P. and its permitted successors and assigns.

1.38    “Wellington Investors” shall mean Investors, or permitted transferees of Registrable Securities held by Wellington Investors, that are advisory or subadvisory clients of Wellington.

2.    Registration Rights. The Company covenants and agrees as follows:

2.1    Demand Registration.

(a)    Form S-1 Demand. If at any time after the earlier of (i) five (5) years after the date of this Agreement or (ii) six months after the effective date of any registration statement, the Company receives a request from Holders of at least thirty percent (30%) of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to at least twenty percent (20%) of the Registrable Securities then outstanding (provided that the aggregate proceeds of such offering, net of underwriting discounts and commissions, would exceed $20 million if the first registered offering, or $5 million if after the first registered offering), then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within ninety (90) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.

(b)    Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $2 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.

(c)    Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than one hundred (100) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such one hundred (100) day period other than an Excluded Registration.

(d)    The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a) (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Subsection 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Subsection 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d); provided, that if such withdrawal is during a period the Company has deferred taking action pursuant to Subsection 2.1(c), then the Initiating Holders may withdraw their request for registration and such registration will not be counted as “effected” for purposes of this Subsection 2.1(d).

2.2    Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.

2.3    Underwriting Requirements.

(a)    If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

(b)    In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) unless the number of Registrable Securities included in the offering be reduced below twenty-five percent (25%) of the total number of securities included in such offering, unless such offering is a Qualified IPO (as defined in the Certificate of Incorporation), in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c)    For purposes of Subsection 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4    Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)    prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)    prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)    furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)    use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)    use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)    provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)    promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)    notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)    after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5    Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6    Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $50,000, of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable

Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7    Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8    Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a)    To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)    To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)    Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.

(d)    To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)    Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9    Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)    make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b)    use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would (i) allow such holder or prospective holder to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included; or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to Registrable Securities acquired by any additional Investor that becomes a party to this Agreement in accordance with Subsection 6.9.

2.11    “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the IPO, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2241 or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer, pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option; or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Subsection 2.11 shall apply only to the IPO, shall not apply to (i) the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder, the immediate family of the Holder, or the Affiliate of the Holder, provided that the trustee of the trust and the Affiliate of the Holder (as applicable) agree to be bound in writing by the restrictions set forth herein, provided, further, that any such transfer shall not involve a disposition for value, and (ii) the shares purchased by a Holder in the open market, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). The underwriters in connection with such registration are intended third-party beneficiaries of this Subsection 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Company stockholders that are subject to such agreements, based on the number of shares subject to such agreements.

2.12    Restrictions on Transfer.

(a)    The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)    Each certificate, instrument, or book entry representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.12(c)) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.12.

(c)    The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Subsection 2.12. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.12(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act. Notwithstanding the foregoing, no such restriction shall apply to a transfer by a Holder that is (A) a partnership transferring Registrable Securities to its partners or former partners in accordance with partnership interests, (B) a corporation transferring Registrable Securities to a wholly-owned subsidiary, Affiliate or a parent corporation that owns all of the capital stock of such Holder, (C) a limited liability company transferring Registrable Securities to its members or former members in accordance with their interest in the limited liability company, (D) an entity transferring Registrable Securities to an Affiliate or (D) an individual transferring Registrable Securities to such Holder’s Immediate Family Member or trust for the benefit of such individual Holder or such Holder’s Immediate Family Member; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he, she or it were an original holder of Registrable Securities hereunder.

2.13    Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsections 2.1 or 2.2 shall terminate upon the earliest to occur of:

(a)    the closing of a Deemed Liquidation Event (excluding a sale or other transfer of all or substantially all of the Company’s assets), as such term is defined in the Certificate of Incorporation;

(b)    such time after consummation of the IPO as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration; and

(c)    the third anniversary of the IPO.

3.    Information and Observer Rights.

3.1    Delivery of Financial Statements. The Company shall deliver to each Major Investor, provided that the Board of Directors has not reasonably determined that such Major Investor is a Competitor of the Company:

(a)    as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and a comparison between

(x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year and as included in the Budget (as defined in Subsection 3.1(f)) for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of regionally recognized standing selected by the Company commencing with the fiscal year ending December 31, 2019;

(b)    as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c)    as soon as practicable, but in any event within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(d)    as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company and promptly following any material changes, a statement showing (i) each holder of the Company’s securities (including debt securities) and for each such holder: (w) the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock held by such holder at the end of the period, (x) the Common Stock issuable upon conversion or exercise of any securities held by such holder convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, (y) the aggregate principal amount and any accrued but unpaid interest owed pursuant to any debt securities held by such holder, and (z) the number of shares of issued stock options held by such holder, and (ii) stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company;

(e)    as soon as practicable, but in any event within thirty (30) days after the end of each fiscal year, a statement showing all holders of the Company’s securities (including debt securities) and, for each such security holder, the information that would be included in a statement provided pursuant to Subsection 3.1(d);

(f)    as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Board of Directors and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company; and

(g)    such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Subsection 3.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or highly confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company); or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Subsection 3.1 to the contrary, the Company may cease providing the information set forth in this Subsection 3.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Subsection 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2    Inspection. The Company shall permit each Major Investor (provided that the Board of Directors has not reasonably determined that such Major Investor is a Competitor of the Company), at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Subsection 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or highly confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3    Observer Rights. The Company shall invite a representative of Baker Brothers Life Sciences, L.P., Novo Holdings A/S, Roche Finance Ltd., Versant Venture Capital VI, L.P., Vivo Capital Fund VIII, L.P., and ATI to attend all meetings of the Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative access to copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall be designated in advance by such Investor and determined to be acceptable to a majority of the then-serving members of the Board of Directors; provided further, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its representative is a Competitor of the Company.

3.4    Termination of Information and Observer Rights. The covenants set forth in Subsection 3.1, Subsection 3.2, and Subsection 3.3 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO or (ii) upon the closing of a Deemed

Liquidation Event (excluding a sale or other transfer of all or substantially all of the Company’s assets), as such term is defined in the Certificate of Incorporation, whichever event occurs first; provided, that, with respect to clause (ii), the covenants set forth in Section 3.1 shall only terminate if the consideration received by the Major Investors in such Deemed Liquidation Event is in the form of cash and/or publicly traded securities.

3.5    Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 3.5 by such Investor), (b) is or has been independently developed or conceived by such Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company (provided that the Investor shall not be deemed to be in breach of this Section 3.5 prior to such Investor becoming aware that such information was made known or disclosed to such Investor in breach of confidentiality obligations); provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Subsection 3.5; (iii) to any Affiliate, partner, partner of partners, prospective partner of the partnership or any subsequent partnership under common investment management, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that such Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. The Company acknowledges that the Institutional Investors or their respective representatives may be invested in, may invest in or may consider investments in public and private companies some of which may compete either directly or indirectly with the Company, and that the execution of this Agreement, the terms hereof and the access to confidential information hereunder shall in no way be construed to prohibit or restrict the Institutional Investors or their respective representatives from maintaining, making or considering such investments or from otherwise operating in the ordinary course of business. Further, the Company understands and acknowledges that the confidential information may be used by the Institutional Investors and their respective representatives in connection with evaluating investment opportunities, trading securities in the public markets and participating in private investment transactions (subject to compliance with applicable law), but specifically excluding disclosing or otherwise providing confidential information (or any derivatives, extracts or summaries thereof) to anyone other than the Institutional Investors and their respective representatives in violation of this Agreement.

4.    Rights to Future Stock Issuances.

4.1    Right of First Offer. Subject to the terms and conditions of this Subsection 4.1 and applicable securities laws, if the Company proposes to offer or sell any New

Securities, the Company shall first offer such New Securities to each holder of Preferred Stock (a “Preferred Holder”). A Preferred Holder shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among itself and its Affiliates; provided that each such Affiliate (x) is not a Competitor or FOIA Party, unless such party’s purchase of New Securities is otherwise consented to by the Board of Directors, (y) agrees to enter into this Agreement and each of the Amended and Restated Voting Agreement and Amended and Restated Right of First Refusal and Co-Sale Agreement of even date herewith among the Company, the Investors and the other parties named therein, as an “Investor” under each such agreement (provided that any Competitor or FOIA Party shall not be entitled to any rights as a Major Investor under Subsections 3.1, 3.2 and 4.1 hereof), and (z) agrees to purchase at least such number of New Securities as are allocable hereunder to the Preferred Holder holding the fewest number of shares of Preferred Stock and any other Derivative Securities.

(a)    The Company shall give notice (the “Offer Notice”) to each Preferred Holder, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)    By notification to the Company within ten (10) business days after the Offer Notice is given, each Preferred Holder may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by such Preferred Holder (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held by such Preferred Holder) bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock, any other Derivative Securities then outstanding and the issuance and/or exercise of all shares reserved under the Company’s stock incentive plans). At the expiration of such ten (10) business day period, the Company shall promptly notify each Preferred Holder that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Preferred Holder’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Preferred Holders were entitled to subscribe but that were not subscribed for by the Preferred Holders which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Subsection 4.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Subsection 4.1(c).

(c)    If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Subsection 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Preferred Holders in accordance with this Subsection 4.1.

(d)    The right of first offer in this Subsection 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Certificate of Incorporation); and (ii) shares of Common Stock issued in the IPO.

4.2    Termination. The covenants set forth in Subsection 4.1 shall terminate and be of no further force or effect (i) immediately before the consummation of a IPO, (ii) upon the closing of a Deemed Liquidation Event (excluding a sale or other transfer of all or substantially all of the Company’s assets), as such term is defined in the Certificate of Incorporation, whichever event occurs first, or (iii) with respect to any particular Preferred Holder, in the event such Preferred Holder no longer holds shares of Preferred Stock (including, for greater certainty, in the event all shares of Preferred Stock held by such Investor are converted into Common Stock).

5.    Additional Covenants.

5.1     Insurance. The Company shall maintain, from financially sound and reputable insurers Directors and Officers liability insurance in an amount and on terms and conditions satisfactory to the Board of Directors, and will use commercially reasonable efforts to cause such insurance policies to be maintained until such time as the Board of Directors, including each of the directors designated by the Institutional Investors (if any), determines that such insurance should be discontinued.

5.2     Employee Agreements. The Company will cause (i) each Person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement; and (ii) each employee to enter into a one (1) year nonsolicitation agreement, substantially in the form attached hereto as Exhibit A. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted stock agreement between the Company and any employee, without the consent of the Board of Directors (including the then-serving Series B Preferred Director (if any) and at least one of the then-serving Series A Directors (if any)).

5.3    Employee Stock. Unless otherwise approved by the Board of Directors, including the then-serving Series B Preferred Director (if any) and at least one of the then-serving Series A Directors (if any), all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent

(25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, without any “single trigger” acceleration upon a Deemed Liquidation Event, (ii) a vesting commencement date coincident with their employment or service start date, (iii) automatic termination of all unvested options within a 90-day period following any option holder’s termination as a service provider to the Company, and (iv) a market stand-off provision substantially similar to that in Subsection 2.11. Without the prior approval by the Board of Directors, including the then-serving Series B Preferred Director (if any) and at least one of the then-serving Series A Directors (if any), the Company shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, any stock purchase, stock restriction or option agreement with any existing employee or service provider if such amendment would cause it to be inconsistent with this Subsection 5.3. In addition, unless otherwise approved by the Board of Directors, including the then-serving Series B Preferred Director (if any) and at least one of the then-serving Series A Directors (if any), the Company shall retain (and not waive) a “right of first refusal” on employee transfers until the Company’s IPO and shall have the right to repurchase unvested shares at the lower of cost and fair market value upon termination of employment of a holder of restricted stock. The Company shall not permit the transfer of any unvested shares (other than for tax or estate planning purposes).

5.4     Board Matters. The Company shall reimburse the directors and board observers for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s reimbursement policies and practices) in connection with attending meetings of the Board of Directors. To the extent the Board of Directors establishes any standing committees, (i) the Series B Director shall be appointed to each such standing committee (other than the Board’s Equity Incentive Committee), unless declined or waived by such Series B Director and (ii) one Series A Director shall be invited to join each such standing Committee (other than the Board’s Equity Incentive Committee).

5.5     Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, the Certificate of Incorporation, or elsewhere, as the case may be.

5.6     Expenses of Counsel. In the event of a transaction which is a Sale of the Company (as defined in the Amended and Restated Voting Agreement of even date herewith among the Investors, the Company and the other parties named therein), the reasonable fees and disbursements of one counsel for the Major Investors (“Investor Counsel”) not to exceed $25,000, in their capacities as stockholders, shall be borne and paid by the Company. At the outset of considering a transaction which, if consummated would constitute a Sale of the Company, the Company shall obtain the ability to share with the Investor Counsel (and such counsel’s clients) and shall share the confidential information (including, without limitation, the initial and all subsequent drafts of memoranda of understanding, letters of intent and other transaction documents and related noncompete, employment, consulting and other compensation agreements and plans) pertaining to and memorializing any of the transactions which, individually or when aggregated with others, would constitute the Sale of the Company. The Company shall be obligated to share (and cause the Company’s counsel and investment bankers to share) such materials when distributed to the Company’s executives and/or any one or more of the other parties to such transaction(s). In the event that Investor Counsel deems it appropriate, in its reasonable discretion, to enter into a joint defense agreement or other arrangement to enhance the ability of the parties to protect their communications and other reviewed materials under the attorney client privilege, the Company shall, and shall direct its counsel to, execute and deliver to Investor Counsel and its clients such an agreement in form and substance reasonably acceptable to Investor Counsel. In the event that one or more of the other party or parties to such transactions require the clients of Investor Counsel to enter into a confidentiality agreement and/or joint defense agreement in order to receive such information, then the Company shall share whatever information can be shared without entry into such agreement and shall, at the same time, in good faith work expeditiously to enable Investor Counsel and its clients to negotiate and enter into the appropriate agreement(s) without undue burden to the clients of Investor Counsel.

5.7     Right to Conduct Activities. The Company hereby agrees and acknowledges that each Institutional Investor is a professional investment organization, and as such invests in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently propose to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, no Institutional Investor shall be liable to the Company for any claim arising out of, or based upon, (i) the investment by an Institutional Investor in any entity competitive with the Company, or (ii) actions taken by any partner, officer or other representative of an Institutional Investor to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any Institutional Investor from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company. The Company acknowledges that each Institutional Investor is, among other things, in the business of venture capital investing and therefore reviews the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict any Institutional Investor from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

5.8     FCPA. The Company will not (and will not permit any of its subsidiaries or Affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to) promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Non-U.S. Official (as (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), in each case, in violation of the FCPA, or any other applicable anti-bribery or anti-corruption law. The Company will, and will cause any direct or indirect subsidiary or entity controlled by it, whether now in existence or formed in the future, to comply with the FCPA or any other applicable anti-bribery or anti-corruption law.

5.9    Harassment Policy. The Company shall maintain in effect (i) a Code of Conduct governing appropriate workplace behavior and (ii) an Anti-Harassment and Discrimination Policy prohibiting discrimination and harassment at the Company. Such policy shall be reviewed and approved by the Board of Directors.

5.10    Termination of Covenants. The covenants set forth in this Section 5, except for Subsections 5.5 and 5.7, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, or (ii) upon a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation, whichever event occurs first.

6.    Miscellaneous.

6.1     Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least twenty percent (20%) of the shares of Registrable Securities held by Holder immediately prior to the transfer; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided, further that all transferees who would not qualify individually for assignment of rights shall, as a condition to the applicable transfer, establish a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2     Governing Law. This Agreement shall be governed by the internal law of the State of California, without regard to conflict of law principles that would result in the application of any law other than the law of the State of California.

6.3     Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4     Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5     Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, provided that in either case it is followed promptly by a confirming copy of the notice given via another authorized means for that recipient, (c) five (5) business days after having been sent to a U.S. address by registered or certified mail, return receipt requested, postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page or Schedule A hereto, or as subsequently modified by written notice, and if to the Company, (d) in the case of delivery to a U.S. address, one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt, or (e) in the case of delivery to a non-U.S. address, three (3) business days after deposit with an internationally recognized courier, freight prepaid, specifying next available business day delivery, with written verification of receipt; provided, however, that notice and other communications given to Roche shall only be provided using the methods set forth in clauses (a), (b) and (e) above. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address or address as subsequently modified by written notice given in accordance with this Subsection 6.5. If notice is given to the Company, a copy shall also be sent to Attn: Mark Roeder at Latham & Watkins LLP, 140 Scott Drive, Menlo Park, CA 94025.

6.6     Amendments and Waivers. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Requisite Holders (as defined in the Certificate of Incorporation); provided, that the Company may in its sole discretion waive compliance with Subsection 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.12(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, (a) this Agreement may not be amended, modified or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, modification, termination, or waiver applies to all Investors in the same fashion (it being understood that Section 4 may be waived with respect to an offering of New Securities only if all Preferred Holders with rights under Section 4 are provided with the opportunity to purchase New Securities on similar terms and in amounts that are proportionally similar to those of the Preferred Holder purchasing the largest percentage of its full pro rata amount of New Securities), (b) Subsections 1.20 and 5.7, Section 3 and any other section of this Agreement applicable to the Major Investors (including this clause (b) of this Subsection 6.6) may not be amended, modified, terminated or waived without the written consent of the holders of at least a majority of the Registrable Securities then outstanding and held by the Major Investors, (c) Subsections 1.5, 1.10, 1.16 and 5.7 and any other section of this Agreement applicable to the

Institutional Investors (including this clause (c) of this Subsection 6.6) may not be amended, modified, terminated or waived without the written consent of the holders of at least a majority of the Registrable Securities then outstanding and held by the Institutional Investors, (d) Section 3.1, Section 3.2 and this Section 6.6(d) may not be amended, modified, terminated or waived to adversely affect the rights of ATI or Wellington without the written consent of ATI or Wellington, respectively; provided, that in each case, such Investor continues to hold Registrable Securities, (e) Section 4 and any other section of this Agreement applicable to the Preferred Holders (including this clause (e) of this Subsection 6.6) may not be amended, modified, terminated or waived without the written consent of the holders of at least a majority of the then outstanding Registrable Securities. Notwithstanding any waiver of any of the provisions of Section 4, in the event any Preferred Holder that waived their rights under Section 4 actually purchases any New Securities in any offering by the Company (the “Waiving Holder”), then each Preferred Holder shall be permitted to participate in such offering and purchase a number of New Securities equal to the number of New Securities purchased by such Waiving Holders, multiplied by a fraction, the numerator of which is such holder of Preferred Stock’s pro rata amount, and the denominator of which is the pro rata amount of the Waiving Holders, in accordance with Section 4 herein. The preceding sentence shall not be amended without the consent of the Requisite B Holders. Notwithstanding the foregoing, Schedule A hereto may be amended by the Company from time to time to add transferees of any Registrable Securities in compliance with the terms of this Agreement without the consent of the other parties; and Schedule A hereto may also be amended by the Company after the date of this Agreement without the consent of the other parties to add information regarding any additional Investor who becomes a party to this Agreement in accordance with Subsection 6.9. The Company shall give prompt notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination, or waiver. Pursuant to Section 6.6 of the Prior Agreement, the undersigned Investors who were also parties to the Prior Agreement and constitute the holders of the requisite number of Registrable Securities to amend the Prior Agreement hereby waive all rights on behalf of themselves and on behalf of all other persons entitled to such rights under Section 4 of the Prior Agreement to which they may be entitled in connection with the issuance and sale by the Company of shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock in accordance with the terms of the Purchase Agreement. Any amendment, modification, termination, or waiver effected in accordance with this Subsection 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7     Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8     Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

6.9     Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Preferred Stock after the date hereof, any purchaser of such shares may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

6.10    Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect.

6.11    Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of California and to the jurisdiction of the United States District Court for the Northern District of California for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of California or the United States District Court for the Northern District of California, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the Northern District of California or any court of the State of California having subject matter jurisdiction.

6.12    Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

ALIGOS THERAPEUTICS, INC.

By:	/s/ Lawrence Blatt
Name:	Lawrence Blatt
Title:	Chief Executive Officer

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

VIVO CAPITAL FUND VIII, L.P.

By:	/s/ [Illegible]
Name:
Title:	Managing Member, Vivo Capital VIII, LLC General Partner of Vivo Capital Fund VIII, L.P.

VIVO CAPITAL SURPLUS FUND VIII, L.P.

By:	/s/ [Illegible]
Name:
Title:	Managing Member, Vivo Capital VIII, LLC General Partner of Vivo Capital Surplus Fund VIII, L.P.

Address: 192 Lytton Ave Palo Alto, CA 94031

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

667, L.P.
By: BAKER BROS. ADVISORS LP,
management company and investment adviser
to 667, L.P., pursuant to authority granted to it
by Baker Biotech Capital, L.P.,
general partner to 667, L.P., and not as the
general partner

By:	/s/ Scott L. Lessing
Name: Scott L. Lessing
Title: President

BAKER BROTHERS LIFE SCIENCES, L.P.
By: BAKER BROS. ADVISORS LP,
management company and investment adviser
to Baker Brothers Life Sciences, L.P., pursuant
to authority granted to it by Baker Brothers Life
Sciences Capital, L.P.,
general partner to Baker Brothers Life Sciences,
L.P., and not as the general partner

By:	/s/ Scott L. Lessing
Name: Scott L. Lessing
Title: President

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

VERSANT VENTURE CAPITAL VI, L.P.
By: Versant Ventures VI GP, L.P.
By: Versant Ventures VI GP-GP, LLC

By:	/s/ Thomas Woiwode
Name: Thomas Woiwode
Title: Managing Director

VERSANT VANTAGE I, L.P.
By: Versant Vantage I GP, L.P.
By: Versant Vantage I GP-GP, LLC
Its: General Partner

By:	/s/ Thomas Woiwode
Name: Thomas Woiwode
Title: Managing Director

Address: One Sansome Street, Suite 3630
San Francisco, CA 94104

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

ROCHE FINANCE LTD

By:	/s/ Carole Nuechterlein
Name: Carole Nuechterlein
Title: Authorized Signatory

By:	/s/ Valentin Baltzer
Name: Valentin Baltzer
Title: Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

NOVO HOLDINGS A/S

By:	/s/ Thomas Dyrberg

Name:	Thomas Dyrberg, under specific power of attorney
Title: Managing Partner

Address: Tuborg Havnevej 19
DK-2900 Hellerup
Denmark

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

WELLINGTON BIOMEDICAL
INNOVATION MASTER INVESTORS
(CAYMAN) I L.P.
By: Wellington Management Company LLP, as investment adviser

By:	/s/ Peter N. McIsaac
Name: Peter N. McIsaac
Title: Managing Director & Counsel

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

ATI HOLDINGS LLC

By:	/s/ [Illegible]

Name:
Title:

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

ATI HOLDINGS, L.P.

By:	/s/ [Illegible]

Name:
Title:

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SCHEDULE A

INVESTORS

Name and Address

Vivo Capital Fund VIII, L.P.

192 Lytton Ave

Palo Alto, CA 94301

############

Vivo Capital Surplus Fund VIII, L.P.

192 Lytton Ave

Palo Alto, CA 94301

############

Versant Venture Capital VI, L.P.

One Sansome Street, Suite 3630,

San Francisco, CA 94104

Email: ############

Versant Vantage I, L.P.

One Sansome Street, Suite 3630,

San Francisco, CA 94104

Email: ############

Roche Finance Ltd

Grenzacherstrasse 122

4070 Basel, Switzerland

Fax: ############

Attn: Roche Venture Fund, Carole Nuechterlein

With a simultaneous copy (which shall not constitute notice) to:

Hoffmann-La Roche Inc.

Overlook at Great Notch

150 Clove Road

8th Floor – Suite 8

Little Falls, NJ 07424

Attn: General Counsel

Fax: ############

Novo Holdings A/S

Tuborg Havnevej 19

DK-2900 Hellerup

Denmark

Attn: Heather Ludvigsen

Email: ############

with a copy (which shall not constitute notice) to:

Novo Ventures (US), Inc.

501 2nd Street, Suite 300

San Francisco, CA 94107

Attention: Junie Lim

Email: ############

Attention: Peter Moldt

Email: ############

The Hawley Family Trust dated October 22, 2004

16044 Avenida Calma

Rancho Santa Fe, CA 92091

############

Robin J. Steele Trust DTD 01/20/2015

PO Box 626

Stinson Beach, CA 94970

############

Tall Trees Holdings, LLC

PO Box 626

Stinson Beach, CA 94970

############

Chanda Family Trust

1769 Carleton Court

Redwood City, CA 94061

############

Julian Symons

7 Azalea Lane

San Carlos, CA 94070

Fry-Grewal-Fry Trust

488 Folsom St., #3404

San Francisco, CA 94105

############

Bharath Kumandan

481 Clementina St.

Unit D

San Francisco, CA 94013

############

Crossed Fingers, LLC

Managers: Andrew Philips, Diane Philips

1752 Broadway

San Francisco, CA 94109

############

FAX: ############

LYQ Trust, dated August 22, 2010

156 Valley Street

San Francisco, CA 94131

############

The Trust of Keith Wong, dated July 19, 2000

156 Valley Street

San Francisco, CA 94131

############

Lawrence M. Blatt Living Trust dated 8/27/14

1728 Diamond Street

San Francisco, CA 94131

############

Zoe Anne Blatt Irrevocable Trust dated 8/24/14

1728 Diamond Street

San Francisco, CA 94131

############

Zachary David Blatt Irrevocable Trust dated 8/24/14

1728 Diamond Street

San Francisco, CA 94131

############

PENSCO Trust Company LLC Custodian FBO Dr. Lawrence Blatt IRA

PO BOX 173859

Denver, CO 80217

############

Beigleman and Lozovsky Living Trust

991 East Grant Place

San Mateo, CA 94402

############

The Myron and Lori Tong Revocable Trust dated September 11, 2015

2028 Edgewood Drive

South Pasadena CA 91030

############

Sand Dollar Dynasty Trust, as amended UTD 12/10/2017

Joan M. Steele, Trustee

400 Himalaya Court,

Broomfield, Colorado 80020

############

Victor Beigelman Irrevocable Trust

991 East Grant Place

San Mateo, CA 94402

############

Dina Beigelman Irrevocable Trust

991 East Grant Place

San Mateo, CA 94402

############

Emory University

1599 Clifton Road NE, 4th Floor

Atlanta, GA 30322

Baker Brothers Life Sciences, L.P.

860 Washington St., 3rd Floor

New York, NY 10014

############

667, L.P.

860 Washington St., 3rd Floor

New York, NY 10014

############

ATI Holdings LLC

Suite 2202, 22nd Floor

Two International Finance Centre

8 Finance Street, Central

Hong Kong

Attn: Legal

Email: ############

with copies (which shall not constitute notice and necessarily including copies by email) to each of the following:

Goodwin Procter (Hong Kong) LLP

38/F Edinburgh Tower, The Landmark

15 Queen’s Road, Central

Hong Kong

Attn: Yash Rana / Chi Pan

Email: ############

Wellington Biomedical Innovation Master Investors (Cayman) I L.P.

c/o Wellington Management Company LLP

Legal and Compliance

280 Congress Street

Boston, MA 02210

Attn: Emily Babalas

Email: ############

Pivotal bioVenture Partners Fund I L.P.

c/o Pivotal bioVenture Partners

510 Second Street, suite 216

San Francisco, CA 94107

Attn: Heather Preston, M.D.

Email: ############

Janus Henderson Global Life Sciences Fund

c/o Janus Capital Management LLC

151 Detroit Street

Denver 80206

Attn: Andy Acker

Attn: Angela Morton

Email: ############

Janus Henderson Capital Funds plc on behalf of its series Janus Henderson Global Life Sciences Fund

c/o Janus Capital Management LLC

151 Detroit Street

Denver 80206

Attn: Andy Acker

Attn: Angela Morton

Email: ############

Janus Henderson Horizon Fund - Biotechnology Fund

c/o Janus Capital Management LLC,

151 Detroit Street

Denver 80206

Attn: Andy Acker

Attn: Angela Morton

Email: ############

Provident Trust LLC FBO Larry Clopp Roth IRA

8880 W. Sunset Rd. #250

Las Vegas, NV 89148

Boxer Capital, LLC

11682 El Camino Real, Suite 320

San Diego, CA 92130

MVA Investors, LLC

11682 El Camino Real, Suite 320

San Diego, CA 92130

Logos Opportunities Fund I, L.P.

345 California Street, Suite 600

San Francisco, CA 94104

Email: ############

Cormorant Private Healthcare Fund II, LP

200 Clarendon Street, 52nd Floor

Boston, MA 02116

Cormorant Global Healthcare Master Fund, LP

200 Clarendon Street, 52nd Floor

Boston, MA 02116

CRMA SPV, LP

PO Box 309, Ugland House

Grand Cayman; KY1-1104 Cayman Islands

Mark Roeder

140 Scott Drive

Menlo Park, California 94025

############

VP Company Investments 2018, LLC

555 West Fifth Street, Suite 800

Los Angeles, CA 90013

Email: ############

ATI Holdings, L.P.

Walkers Corporate Limited

Cayman Corporate Centre

27 Hospital Road

George Town, Grand Cayman KY1-9008

Cayman Islands

EXHIBIT A

FORM OF NONSOLICITATION AGREEMENT

[Separately provided]